Exhibit 10.2
CARMIKE CINEMAS, INC.
2006 CASH BONUS TARGETS FOR THE NAMED EXECUTIVE OFFICERS

Named Executive Officer	2006 Bonus Target (1)

Michael W. Patrick	$425,000	(2)
President, Chief Executive Officer and Chairman of the Board of Directors

Fred W. Van Noy	$125,000
Senior Vice President and Chief Operating Officer

Lee Champion (3)	$75,000
Senior Vice President, General Counsel and Secretary

Richard B. Hare (3)	$137,500
Senior Vice President — Finance, Treasurer and Chief Financial Officer

Anthony J. Rhead	$125,000
Senior Vice President — Film and Secretary

(1)	A portion of the bonus target is tied to the achievement of specified levels of bonus EBITDA; and a portion of the bonus target is tied to non-financial objectives. Depending on actual performance, the actual bonus may be more or less than the target amount.

(2)	Mr. Patrick’s bonus target is set pursuant to the terms of his employment agreement with the Company effective as of January 31, 2002.

(3)	The Company expects Mr. Hare and Mr. Champion to be named executive officers for the fiscal year ended December 31, 2006.